Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

SPAR Group, Inc. and Subsidiaries

Auburn Hills, Michigan

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-53400, 333-73000, 333-73002, 333-152706, 333-72998, 333-189964, 333-228185 and 333-254991) of SPAR Group, Inc. and Subsidiaries of our report dated April 17, 2023, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

Troy, Michigan

April 17, 2023